Exhibit 99.1

News Release

National Penn Bancshares, Inc.
Receives Preliminary Approval to Participate in U.S. Treasury
Capital Purchase Program

Contact:	Catharine S. Bower, Communications Manager
(610) 369-6618 or Catharine.Bower@nationalpenn.com

BOYERTOWN, Pa., November 26, 2008 -- National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that it has received preliminary approval for voluntary participation in the U.S. Department of the Treasury’s TARP Capital Purchase Program (“CPP”).

Subject to final regulatory approval and upon completion of the transaction, National Penn will receive $150 million from the Department of the Treasury in exchange for the issuance of $150 million in shares of senior preferred stock and warrants to purchase 1,476,378 shares of common stock (based on a purchase price of $15.24 per share).  National Penn had  applied for participation in the program at the level of $150 million, which represents approximately 75 percent of the maximum amount (approximately $200 million) National Penn was eligible to apply for under the CPP.

“National Penn is well capitalized by all regulatory standards and has a long history of financial strength,” said Glenn E. Moyer, president and CEO of National Penn Bancshares, Inc. “However, given the challenges facing the economy, we believe our participation in this program will provide additional resources for us to help stimulate economic recovery in our region by continuing to expand our relationships with consumer and business customers.”

About National Penn Bancshares, Inc.

National Penn Bancshares, Inc., with $9.3 billion in assets, is the fifth largest bank holding company based in Pennsylvania.

Headquartered in Boyertown, National Penn operates 127 offices: 124 offices in Pennsylvania and one office in Maryland through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank, KNBT and Nittany Bank divisions, and two offices in Delaware through its wholly-owned subsidiary, Christiana Bank & Trust Company.

National Penn’s financial services affiliates consist of National Penn Investors Trust Company, National Penn Capital Advisors, Inc., Vantage Investment Advisors, LLC, National Penn Leasing Company, National Penn Insurance Agency, Inc., Caruso Benefits Group, Inc. and Higgins Insurance Associates, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries.  National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors.  Consequently, actual results and experience may materially differ from those contained in any forward-looking statements.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: participation in the U.S. Department of the Treasury’s TARP Capital Purchase Program; inability to obtain new capital and locate growth opportunities; ineffectiveness of National Penn’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; and challenges in establishing and maintaining operations in new markets.  The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and National Penn’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, as well as in other documents filed by National Penn after the date thereof.  National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.